NEWS RELEASE
January 28, 2010
FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR QUARTER AND YEAR ENDED DECEMBER 31, 2009

HIGHLIGHTS:
•	Net earnings for the quarter of $9.474 million and year-to-date of $34.374 million.
•	Diluted earnings per share of $0.15 for the quarter and $0.56 year-to-date.
•	Acquisition of First National Bank & Trust completed as of October 2, 2009 resulting in a one-time $3.5 million bargain purchase gain.
•	Provision for loan losses increased to $37 million for the quarter and $125 million for the year bringing the allowance for loan losses to 3.46 percent of loans.
•	Net interest income increased $6 million, or 10 percent, from last year’s fourth quarter and increased $33 million, or 15 percent, from last year’s twelve months.
•	Net interest margin (tax equivalent) of 4.82 percent, up 12 basis points, from last year’s twelve months.
•	Efficiency ratio of 51 percent for the year, an improvement of 1 percentage point from last year, excluding non-recurring items.

Results Summary	Three months		Twelve months
($ in thousands, except per share data)	ended December 31,		ended December 31,
	(unaudited)	(unaudited)	(unaudited)	(audited)
	2009	2008	2009	2008

Net earnings	$9,474	$17,014	$34,374	$65,657
Diluted earnings per share	$0.15	$0.29	$0.56	$1.19
Return on average assets (annualized)	0.62%	1.27%	0.60%	1.31%
Return on average equity (annualized)	5.43%	11.02%	4.97%	11.63%

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $9.474 million for the fourth quarter, a decrease of $7.540 million, or 44 percent, from the $17.014 million net earnings reported for the fourth quarter of 2008.  The diluted earnings per share of $0.15 for the quarter represented a 48 percent decrease from the diluted earnings per share of $0.29 for the same quarter of 2008. Annualized return on average assets and return on average equity for the fourth quarter were 0.62 percent and 5.43 percent, which compares with prior year returns for the fourth quarter of 1.27 percent and 11.02 percent, respectively.

Net earnings for the twelve months ended December 31, 2009 were $34.374 million, which is a decrease of $31.283 million, or 48 percent, over the prior year.  Diluted earnings per share of $0.56, is a decrease of 53 percent from the $1.19 earned in 2008.

“It was great to finally complete the transaction with First Company and its subsidiary First National Bank & Trust.  We are excited to have the Nelson family and all the staff become a part of Glacier Bancorp, Inc.  We expect it to be an excellent addition,” said Mick Blodnick, President and Chief Executive Officer.  “The transaction however did make for a noisy quarter as the bargain purchase and security gains elevated our earnings.” Blodnick said.  “Although our earnings were much better than the previous quarter, we were still disappointed with the results.  One bright spot however continues to be our pre-tax pre-provision earnings.”

The results of operations and financial condition include the acquisition of First Company and its subsidiary First National Bank & Trust (“First National”) from October 2, 2009.  Cash of $621 thousand and 99,995 shares of the Company’s common stock were issued in the acquisition.  The Company also contributed $15.3 million in capital to the bank.  The acquisition resulted in a $3.5 million one-time bargain purchase gain which was based on the estimated fair value of the assets acquired and liabilities assumed.  The following table provides information on the fair value of selected classifications of assets and liabilities acquired.

First National
(Unaudited - $ in thousands)	Bank & Trust

Total assets	$272,280
Investments, including fed funds	60,802
Loans	160,538
Non-interest bearing deposits	39,221
Interest bearing deposits	197,308
Borrowed funds	26,686

As reflected in the following table, total assets at December 31, 2009 were $6.192 billion, which is $638 million, or 11 percent, greater than the total assets of $5.554 billion at December 31, 2008.

	December 31,	December 31,	$ Change From
	2009	2008	December 31,
Assets ($ in thousands)	(unaudited)	(audited)	2008

Cash on hand and in banks	$120,731	$125,123	$(4,392)
Investments, interest bearing deposits,
FHLB stock, FRB stock, and fed funds	1,596,238	1,000,224	596,014
Loans:
Real estate	797,626	838,375	(40,749)
Commercial	2,613,218	2,575,828	37,390
Consumer and other	719,401	715,990	3,411
Total loans	4,130,245	4,130,193	52
Allowance for loan and lease losses	(142,927)	(76,739)	(66,188)
Total loans net of allowance for
loan and lease losses	3,987,318	4,053,454	(66,136)
Other assets	487,508	375,169	112,339
Total Assets	$6,191,795	$5,553,970	$637,825

At December 31, 2009, total loans were $4.130 billion, an increase of $84 million over total loans of $4.046 billion at September 30, 2009 and an increase of $52 thousand over total loans at December 31, 2008.  Real estate loans increased $10 million, or 1 percent, during the fourth quarter.  Consumer loans, which are primarily comprised of home equity loans, increased by $19 million, or 3 percent, and commercial loans increased by $55 million, or 2 percent, during the fourth quarter of 2009.  Excluding the loan growth of $153 million attributable to the acquisition of First National, the loan portfolio decreased organically 4 percent for 2009 and 2 percent during the fourth quarter, primarily the result of decreased loan demand.

Investment securities, including interest bearing deposits in other financial institutions and federal funds sold, have increased $334 million, or 26 percent, from September 30, 2009 and increased $596 million, or 60 percent, from December 31, 2008.  The increase in investments for the fourth quarter includes $112 million for First National.  Investment securities represented 26 percent of total assets at December 31, 2009 versus 18 percent of total assets at December 31, 2008. The Company continues to purchase investment securities when loan originations slow.

	December 31,	December 31,	$ Change From
	2009	2008	December 31,
Liabilities ($ in thousands)	(unaudited)	(audited)	2008

Non-interest bearing deposits	$810,550	$747,439	$63,111
Interest bearing deposits	3,289,602	2,515,036	774,566
Advances from Federal Home Loan Bank	790,367	338,456	451,911
Federal Reserve Bank Discount Window	225,000	914,000	(689,000)
Securities sold under agreements to
repurchase and other borrowed funds	226,251	196,731	29,520
Other liabilities	39,147	44,331	(5,184)
Subordinated debentures	124,988	121,037	3,951
Total liabilities	$5,505,905	$4,877,030	$628,875

As of December 31, 2009, non-interest bearing deposits increased $9 million, or 1 percent, since September 30, 2009 and increased $63 million, or 8 percent, since December 31, 2008.  Interest bearing deposits of $3.290 billion at December 31, 2009 includes wholesale deposits of $351 million, of which $151 million are issued through the Certificate of Deposit Account Registry System.  Interest bearing deposits increased $480 million, or 17 percent from September 30, 2009, of which $117 million is from wholesale deposits.  Interest bearing deposits increased $775 million, or 31 percent from December 31, 2008, of which $321 million is from wholesale deposits.  The increase in non-interest bearing deposits and interest bearing deposits includes $41 million and $206 million, respectively, for First National as of year end.  “One of our strategic initiatives in 2009 was to focus on deposit growth and capture additional market share,” Blodnick said.  “The banks did an excellent job of not only growing their deposits, but at the same time controlling their cost of funds.”

Federal Home Loan Bank (“FHLB”) advances increased $150 million, or 23 percent, from September 30, 2009 and increased $452 million, or 134 percent, from December 31, 2008.  Federal Reserve Bank Discount Window borrowings decreased $145 million, or 39 percent, from September 30, 2009 and decreased $689 million, or 75 percent, from December 31, 2008.  Repurchase agreements and other borrowed funds were $226 million at December 31, 2009, an increase of $668 thousand from September 30, 2009 and an increase of $30 million, or 15 percent, from December 31, 2008.

	December 31,	December 31,	$ Change From
Stockholders' equity	2009	2008	December 31,
($ in thousands except per share data)	(unaudited)	(audited)	2008

Common equity	$686,238	$678,183	$8,055
Accumulated other comprehensive loss	(348)	(1,243)	895
Total stockholders' equity	685,890	676,940	8,950
Goodwill and core deposit intangible, net	(160,196)	(159,765)	(431)
Tangible stockholders' equity	$525,694	$517,175	$8,519

Stockholders' equity to total assets	11.08%	12.19%
Tangible stockholders' equity to total tangible assets	8.72%	9.59%
Book value per common share	$11.13	$11.04	$0.09
Tangible book value per common share	$8.53	$8.43	$0.10
Market price per share at end of period	$13.72	$19.02	$(5.30)

Total stockholders’ equity and book value per share amounts have increased $9 million and $0.09 per share, respectively, from December 31, 2008, the result of earnings retention, exercised stock options, decrease in accumulated comprehensive loss, and stock issued in connection with the First National acquisition.  Tangible stockholders’ equity has increased $9 million, or 2 percent since December 31, 2008, with tangible stockholders’ equity at 8.72 percent of total tangible assets at December 31, 2009, down from 9.59 percent at December 31, 2008.  Accumulated other comprehensive loss, representing net unrealized losses (net of tax) on investment securities designated as available for sale, decreased $1 million from December 31, 2008.  “Our capital levels continue to be a real strength for the Company,” Blodnick said.  “Not only are our capital levels well above the regulatory well capitalized requirements, but during a year of crisis for the banking industry we increased our capital while maintaining the level of our dividend and avoiding the need to participate in the Troubled Asset Relief Program (TARP).”

Operating Results for Three Months Ended December 31, 2009
Compared to September 30, 2009 and December 31, 2008

Revenue summary
($ in thousands)	Three months ended
	December 31,	September 30,	December 31,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net interest income
Interest income	$78,112	$74,430	$76,707
Interest expense	14,273	13,801	18,599
Net interest income	63,839	60,629	58,108

Non-interest income
Service charges, loan fees, and other fees	12,212	12,103	11,522
Gain on sale of loans	6,089	5,613	3,195
Gain on sale of investments	3,328	2,667	-
Other income	4,450	1,317	920
Total non-interest income	26,079	21,700	15,637
	$89,918	$82,329	$73,745

Tax equivalent net interest margin	4.70%	4.80%	4.81%

($ in thousands)	$ Change From	$ Change From	% Change From	% Change From
	September 30,	December 31,	September 30,	December 31,
	2009	2008	2009	2008
Net interest income
Interest income	$3,682	$1,405	5%	2%
Interest expense	472	(4,326)	3%	-23%
Net interest income	3,210	5,731	5%	10%

Non-interest income
Service charges, loan fees, and other fees	109	690	1%	6%
Gain on sale of loans	476	2,894	8%	91%
Gain on sale of investments	661	3,328	25%	n/m
Other income	3,133	3,530	238%	384%
Total non-interest income	4,379	10,442	20%	67%
	$7,589	$16,173	9%	22%
n/m - not measurable

Net Interest Income
Net interest income for the current quarter increased $3.2 million with interest income increasing $3.7 million, or 5 percent, compared to the prior quarter.  Net interest income for the year increased $6 million, or 10 percent, with interest expense decreasing $4 million, or 23 percent, over the same period in 2008.  The decrease in total interest expense from the prior year fourth quarter is attributable to rate decreases in interest bearing deposits and lower cost borrowings.  The current quarter net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.70 percent which is 10 basis points lower than the 4.80 percent achieved for the prior quarter, and 11 basis points lower than the 4.81 percent result for the fourth quarter of 2008.  “Since hitting a high of 4.92 percent in the first quarter of 2009, our net interest margin as expected has experienced some compression the last three quarters,” said Ron Copher, Chief Financial Officer. “Higher levels of non accruing loans and the growth of our investment portfolio that carries lower yields were the main reasons for the reduction.”

Non-interest Income
Non-interest income for the current quarter totaled $26 million, an increase of $4 million over the prior quarter.  Other income had a $3.5 million one-time bargain purchase gain from the acquisition of First National.  Excluding the gain, non-interest income increased $897 thousand, or 4 percent, from the prior quarter, and increased $7.0 million, or 45 percent, over the same period in 2008.  Fee income increased $109 thousand, or 1 percent, during the quarter, compared to the increase of $690 thousand, or 6 percent, over the same period last year.  Gain on sale of loans increased $476 thousand, or 8 percent, for the quarter, and $2.894 million, or 91 percent, over the same period last year, primarily the result of increased residential loans originated and sold in the secondary market during 2009.  Net gain on sale of investments was $3.328 million for the fourth quarter 2009 compared to $2.667 million for the previous quarter, a 25 percent increase.

Non-interest expense summary	Three months ended
($ in thousands)	December 31,	September 30,	December 31,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Compensation and employee benefits	$21,376	$20,935	$18,775
Occupancy and equipment expense	6,130	5,835	5,923
Advertising and promotion expense	1,435	1,596	1,675
Outsourced data processing	850	830	638
Core deposit intangibles amortization	822	758	741
Other expenses	13,720	11,942	8,340
Total non-interest expense	$44,333	$41,896	$36,092

($ in thousands)	$ Change From	$ Change From	% Change From	% Change From
	September 30,	December 31,	September 30,	December 31,
	2009	2008	2009	2008

Compensation and employee benefits	$441	$2,601	2%	14%
Occupancy and equipment expense	295	207	5%	3%
Advertising and promotion expense	(161)	(240)	-10%	-14%
Outsourced data processing	20	212	2%	33%
Core deposit intangibles amortization	64	81	8%	11%
Other expenses	1,778	5,380	15%	65%
Total non-interest expense	$2,437	$8,241	6%	23%

Non-interest Expense
Non-interest expense for the current quarter increased by $2.4 million, or 6 percent from the prior quarter and increased $8.2 million, or 23 percent, from the prior year’s fourth quarter.  Compensation and employee benefits increased $441 thousand, or 2 percent, from prior quarter and increased $2.6 million, or 14 percent, from prior year’s fourth quarter.  The current quarter increase in compensation and employee benefits is primarily a result of the acquisition of First National, and the increase over the prior year quarter is due to the acquisitions of First National and Bank of San Juan which was acquired December 1, 2008.  The number of full-time equivalent employees increased from 1,577 to 1,643 during the quarter, and increased from 1,571 since the end of the 2008, primarily the result of First National which has 75 full-time equivalent employees.

Occupancy and equipment expense has increased $295 thousand, or 5 percent, and $207 thousand, or 3 percent, from the prior quarter and the prior year’s fourth quarter, respectively, reflecting the acquisitions of First National and Bank of the San Juans.  Advertising and promotion expense decreased $161 thousand, or 10 percent, from prior quarter and decreased $240 thousand, or 14 percent, from the same quarter of 2008 as the banks continue to focus on operating cost reduction.  The increase of $1.8 million, or 15 percent, in other expense from the prior quarter includes increases of $413 thousand in expenses associated with repossessed assets, $300 thousand in legal and outside service expenses, the majority of which relate to the acquisition of First National, $240 thousand in FDIC insurance expense, $266 thousand in commercial loan expense, and general increases with the acquisition of First National.  The increase of $5.4 million, or 65 percent, in other expense from the prior year’s fourth quarter is a result of an increase of $1.5 million in FDIC insurance premiums, $1.5 million of loss from sales of other real estate owned, and $1.2 million in expenses associated with repossessed assets.

Efficiency Ratio
Excluding the bargain purchase gain, the efficiency ratio (non-interest expense / net interest income plus non-interest income) was 51 percent for the quarter, compared to 49 percent for the 2008 fourth quarter.  The increase in the efficiency ratio from the prior year fourth quarter is the result of the increase in other expenses primarily from FDIC insurance premiums and other real estate owned expenses and losses.

	December 31,	September 30,	December 31,
Credit Quality Summary	2009	2009	2008
($ in thousands)	(unaudited)	(unaudited)	(audited)

Allowance for loan and lease losses - beginning of year	$76,739	76,739	54,413
Provision	124,618	87,905	28,480
Acquisition	-	-	2,625
Charge-offs	(60,896)	(40,991)	(9,839)
Recoveries	2,466	1,677	1,060
Allowance for loan and lease losses - end of period	$142,927	125,330	76,739

Real estate and other assets owned	$57,320	54,537	11,539
Accruing loans 90 days or more overdue	5,537	2,891	8,613
Non-accrual loans	198,281	185,577	64,301
Total non-performing assets	$261,138	243,005	84,453

Allowance for loan and lease losses as a
percentage of non-performing assets	55%	52%	91%

Non-performing assets as a percentage of total bank assets	4.13%	4.10%	1.46%

Allowance for loan and lease losses as a
percentage of total loans	3.46%	3.10%	1.86%

Net charge-offs as a percentage of total loans	(1.415)%	(0.972)%	(0.213)%

Accruing loans 30-89 days or more overdue	$87,491	43,606	54,787

Allowance for Loan and Lease Losses and Non-performing Assets
At December 31, 2009, the allowance for loan and lease losses was $142.9 million, an increase of $66 million, or 86 percent, from a year ago.  The allowance was 3.46 percent of total loans outstanding at December 31, 2009, up from 3.10 percent at the prior quarter end, and up from 1.86 percent at December 31, 2008.  The allowance was 55 percent of non-performing assets at December 31, 2009, up from 52 percent for the prior quarter end and down from 91 percent a year ago.  Non-performing assets as a percentage of total bank assets at December 31, 2009 were at 4.13 percent, up from 4.10 percent as of prior quarter end, and up from 1.46 percent at December 31, 2008.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision expense.

Credit Quality Trends
(Unaudited - $ in thousands)				Accruing
				Loans	Non-Performing
	Provision		ALLL	30-89 days	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Bank
	Losses	Charge-Offs	of Loans	Loans	Assets
Q4 2009	$36,713	19,116	3.46%	2.12%	4.13%
Q3 2009	47,050	19,094	3.10%	1.08%	4.10%
Q2 2009	25,140	11,543	2.36%	1.52%	3.06%
Q1 2009	15,715	8,677	2.01%	1.60%	1.97%
Q4 2008	12,223	3,742	1.86%	1.33%	1.46%
Q3 2008	8,715	3,889	1.67%	0.65%	1.30%
Q2 2008	5,042	915	1.59%	0.92%	0.58%
Q1 2008	2,500	233	1.54%	0.87%	0.57%

The current quarter provision for loan loss expense was $37 million, a decrease of $10 million from prior quarter and an increase of $24 million from the same quarter in 2008.  Net charged-off loans for the current quarter were $19 million compared to $19 million for the prior quarter and $4 million for the same quarter in 2008.  For the quarter, the provision covered net charge-offs 1.9 times. ”Although we are seeing some signs of credit quality beginning to stabilize, it’s still uncertain if the trend will continue,” Blodnick said.  “Non-performing assets did not expand at the pace of the prior two quarters, however, they did move higher,” Blodnick said.  “The two loan categories we have experienced most of the increase in non-performing assets this year were spec residential construction and land development.  In the quarter we saw a significant decrease in spec construction non-performing assets and only a moderate increase to land development, but as the economy continues to struggle we did see non-performing assets increase in commercial real estate, C & I, and 1-4 family loans.”

For additional information regarding credit quality and a breakout of the loan portfolio by regulatory classification see exhibits at the end of this press release.

Operating Results for Twelve Months Ended December 31, 2009 Compared to
December 31, 2008

Revenue summary
($ in thousands)	Twelve months ended
	December 31,	December 31,	$ Change From	% Change From
	2009	2008	December 31,	December 31,
	(unaudited)	(audited)	2008	2008
Net interest income
Interest income	$302,494	$302,985	$(491)	0%
Interest expense	57,167	90,372	(33,205)	-37%
Net interest income	245,327	212,613	32,714	15%

Non-interest income
Service charges, loan fees, and other fees	45,871	47,506	(1,635)	-3%
Gain on sale of loans	26,923	14,849	12,074	81%
Gain (loss) on investments	5,995	(7,345)	13,340	182%
Other income	7,685	6,024	1,661	28%
Total non-interest income	86,474	61,034	25,440	42%
	$331,801	$273,647	$58,154	21%

Tax equivalent net interest margin	4.82%	4.70%

Net Interest Income
Net interest income for the current year increased $33 million, or 15 percent, over the same period in 2008.  Total interest income decreased $491 thousand, or less than 1 percent, while total interest expense decreased $33 million, or 37 percent.  The decrease in total interest expense from prior year is primarily attributable to rate decreases in interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis for the year, was 4.82 percent for the current year, an increase of 12 basis points from the 4.70 percent for the same period in 2008.

Non-interest Income
Total non-interest income increased $25 million, or 42 percent over the same period in 2008.  Fee income for the year decreased $1.6 million, or 3 percent, as compared to 2008.  Gain on sale of loans increased $12 million, or 81 percent, primarily the result of the increase in purchase and refinance residential loans originated and sold in the secondary market.  Gain on investments during 2009 of $6.0 million is the net gain from sales of investment securities.  Loss from investments during 2008 included a non-recurring $7.6 million other than temporary impairment charge on investments in Freddie Mac preferred stock and Fannie Mae common stock.  Other income of $7.7 million includes a $3.5 million one-time bargain purchase gain from the acquisition of First National in 2009.  In 2008 other income of $6.0 million included a $1.7 million gain from the sale and relocation of Mountain West Bank’s office facility in Ketchum, Idaho.

Non-interest expense summary	Twelve months ended
($ in thousands)	December 31,	December 31,	$ Change From	% Change From
	2009	2008	December 31,	December 31,
	(unaudited)	(audited)	2008	2008

Compensation and employee benefits	$84,965	$82,027	$2,938	4%
Occupancy and equipment expense	23,471	21,674	1,797	8%
Advertising and promotion expense	6,477	6,989	(512)	-7%
Outsourced data processing	3,031	2,508	523	21%
Core deposit intangibles amortization	3,116	3,051	65	2%
Other expenses	47,758	29,660	18,098	61%
Total non-interest expense	$168,818	$145,909	$22,909	16%

Non-interest Expense
Non-interest expense increased by $23 million, or 16 percent, during 2009.  Compensation and employee benefit expense increased $2.9 million, or 4 percent, from 2008, due to the increased number of employees from the acquisition of Bank of the San Juans in December 2008 and First National in October 2009.  Occupancy and equipment expense increased $2 million, or 8 percent, reflecting the cost of additional locations and facility upgrades.  Advertising and promotion expense decreased $512 thousand, or 7 percent, from 2008 reflecting the banks’ continuing focus on reducing operating expenses.  Outsourced data processing expenses increased $523 thousand, or 21 percent, from 2008 as a result of additional locations and general operating increases.  Other expenses increased $18 million, or 61 percent, from 2008.  The increase in other expenses includes $7.3 million in FDIC insurance premiums, $5.2 million loss from sales of other real estate owned, $2.7 million expense associated with repossessed assets and $1.4 million in legal and outside firm expense.  Of the increase in FDIC insurance premiums, $2.5 million is attributable to the second quarter asset-based special assessment.

Efficiency Ratio
The efficiency ratio (non-interest expense/net interest income plus non-interest income) was 51 percent for 2009 compared favorably to 52 percent for 2008, excluding non-recurring items.  “The banks continue to work hard to improve on all their components of efficiency,” Copher said.  “Non interest expense in particular is an area the banks have specifically focused their attention.”

Allowance for Loan and Lease Losses
The provision for loan loss expense was $125 million for 2009, an increase of $96 million, or 338 percent, from 2008.  Net charged-off loans during 2009 was $58 million, an increase of $50 million from 2008.

Recent Acquisition
On October 2, 2009, the Company completed the acquisition of First Company and its subsidiary First National Bank & Trust, a community bank based in Powell, Wyoming.  First National Bank & Trust provides community banking services from three branch locations in Powell, Cody, and Lovell, Wyoming.  As of the acquisition, First National Bank & Trust had total assets of approximately $272 million.  First National Bank & Trust will operate as a separate wholly-owned subsidiary of the Company.

Cash Dividend
On December 15, 2009, the board of directors declared a cash dividend of $.13 per share, payable January 14, 2010 to shareholders of record on January 5, 2010.  Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries.  These subsidiaries include six Montana banks: Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; as well as Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah; First National Bank & Trust in Wyoming; Citizens Community Bank in Idaho; and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪	the risks associated with lending and potential adverse changes in credit quality;
▪	increased loan delinquency rates;
▪	the risks presented by a continued economic slowdown, which could adversely affect credit quality, loan collateral values, investment values, liquidity levels, and loan originations;
▪	changes in market interest rates, which could adversely affect our net interest income and profitability;
▪	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;
▪	costs or difficulties related to the integration of acquisitions;
▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Financial Condition

($ in thousands except per share data)	December 31,	December 31,
	2009	2008
	(unaudited)	(audited)
Assets:
Cash on hand and in banks	$120,731	125,123
Federal funds sold	87,155	6,480
Interest bearing cash deposits	2,689	3,652

Investment securities, available-for-sale	1,506,394	990,092

Net loans receivable:
Real estate loans	797,626	838,375
Commercial loans	2,613,218	2,575,828
Consumer and other loans	719,401	715,990
Total loans, gross	4,130,245	4,130,193
Allowance for loan and lease losses	(142,927)	(76,739)
Total loans, net	3,987,318	4,053,454

Premises and equipment, net	140,921	133,949
Real estate and other assets owned, net	57,320	11,539
Accrued interest receivable	29,729	28,777
Deferred tax asset	41,082	14,292
Core deposit intangible, net	13,937	13,013
Goodwill	146,259	146,752
Other assets	58,260	26,847
Total assets	$6,191,795	5,553,970

Liabilities and stockholders' equity:
Non-interest bearing deposits	$810,550	747,439
Interest bearing deposits	3,289,602	2,515,036
Advances from Federal Home Loan Bank	790,367	338,456
Securities sold under agreements to repurchase	212,506	188,363
Federal Reserve Discount Window	225,000	914,000
Other borrowed funds	13,745	8,368
Accrued interest payable	7,928	9,751
Subordinated debentures	124,988	121,037
Other liabilities	31,219	34,580
Total liabilities	5,505,905	4,877,030

Preferred shares, $.01 par value per share. 1,000,000 shares authorized None issued or outstanding	-	-
Common stock, $.01 par value per share. 117,187,500 shares authorized	616	613
Paid-in capital	497,493	491,794
Retained earnings - substantially restricted	188,129	185,776
Accumulated other comprehensive loss	(348)	(1,243)
Total stockholders' equity	685,890	676,940
Total liabilities and stockholders' equity	$6,191,795	5,553,970
Number of shares outstanding	61,619,803	61,331,273
Book value of equity per share	11.13	11.04

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Operations

($ in thousands except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest income:
Real estate loans	$12,956	13,374	54,498	51,166
Commercial loans	39,278	40,274	151,580	165,119
Consumer and other loans	11,213	11,861	44,844	47,725
Investment securities and other	14,665	11,198	51,572	38,975
Total interest income	78,112	76,707	302,494	302,985

Interest expense:
Deposits	9,630	12,151	38,429	55,012
Federal Home Loan Bank advances	2,194	2,478	7,952	15,355
Securities sold under agreements to repurchase	557	756	2,007	3,823
Subordinated debentures	1,594	1,852	6,818	7,430
Other borrowed funds	298	1,362	1,961	8,752
Total interest expense	14,273	18,599	57,167	90,372

Net interest income	63,839	58,108	245,327	212,613
Provision for loan losses	36,713	12,223	124,618	28,480
Net interest income after provision for loan losses	27,126	45,885	120,709	184,133

Non-interest income:
Service charges and other fees	10,627	10,195	40,465	41,550
Miscellaneous loan fees and charges	1,585	1,327	5,406	5,956
Gain on sale of loans	6,089	3,195	26,923	14,849
Gain (loss) on investments	3,328	-	5,995	(7,345)
Other income	4,450	920	7,685	6,024
Total non-interest income	26,079	15,637	86,474	61,034
Non-interest expense:
Compensation, employee benefits and related expenses	21,376	18,775	84,965	82,027
Occupancy and equipment expense	6,130	5,923	23,471	21,674
Advertising and promotion expense	1,435	1,675	6,477	6,989
Outsourced data processing expense	850	638	3,031	2,508
Core deposit intangibles amortization	822	741	3,116	3,051
Other expenses	13,720	8,340	47,758	29,660
Total non-interest expense	44,333	36,092	168,818	145,909
Earnings before income taxes	8,872	25,430	38,365	99,258

Federal and state income tax (benefit) expense	(602)	8,416	3,991	33,601
Net earnings	$9,474	17,014	34,374	65,657

Basic earnings per share	0.15	0.30	0.56	1.20
Diluted earnings per share	0.15	0.29	0.56	1.19
Dividends declared per share	0.13	0.13	0.52	0.52
Return on average assets (annualized)	0.62%	1.27%	0.60%	1.31%
Return on average equity (annualized)	5.43%	11.02%	4.97%	11.63%
Average outstanding shares - basic	61,619,803	57,458,743	61,529,944	54,851,145
Average outstanding shares - diluted	61,619,803	57,556,778	61,531,640	55,003,814

Glacier Bancorp, Inc.
Average Balance Sheet

	For the three months ended 12-31-09			For the twelve months ended 12-31-09
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
ASSETS
Real Estate Loans	$818,364	$12,956	6.33%	$829,348	$54,498	6.57%
Commercial Loans	2,642,721	39,278	5.90%	2,608,961	151,580	5.81%
Consumer and Other Loans	703,435	11,213	6.32%	702,232	44,844	6.39%
Total Loans	4,164,520	63,447	6.04%	4,140,541	250,922	6.06%
Tax -Exempt Investment Securities (1)	460,512	5,504	4.78%	445,063	22,196	4.99%
Other Investment Securities	968,255	9,161	3.78%	707,062	29,376	4.15%
Total Earning Assets	5,593,287	78,112	5.59%	5,292,666	302,494	5.72%
Goodwill and Core Deposit Intangible	160,674			158,896
Other Non-Earning Assets	262,851			240,367
TOTAL ASSETS	$6,016,812			$5,691,929

LIABILITIES
AND STOCKHOLDERS' EQUITY
NOW Accounts	$685,340	$756	0.44%	$572,260	$2,275	0.40%
Savings Accounts	304,284	167	0.22%	303,794	947	0.31%
Money Market Accounts	815,166	2,029	0.99%	768,939	8,436	1.10%
Certificates of Deposit	1,046,689	5,833	2.21%	960,403	24,719	2.57%
Wholesale Deposits	282,904	845	1.18%	133,083	2,052	1.54%
FHLB Advances	649,871	2,194	1.34%	473,038	7,952	1.68%
Repurchase Agreements and Other Borrowed Funds	672,681	2,449	1.44%	995,006	10,786	1.08%
Total Interest Bearing Liabilities	4,456,935	14,273	1.27%	4,206,523	57,167	1.36%
Non-interest Bearing Deposits	817,677			755,128
Other Liabilities	49,661			38,356
Total Liabilities	5,324,273			5,000,007

Common Stock	616			615
Paid-In Capital	497,230			495,340
Retained Earnings	189,613			193,973
Accumulated Other
Comprehensive Gain	5,080			1,994
Total Stockholders' Equity	692,539			691,922
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,016,812			$5,691,929

Net Interest Income		$63,839			$245,327
Net Interest Spread			4.32%			4.36%
Net Interest Margin			4.53%			4.64%
Net Interest Margin (Tax Equivalent)			4.70%			4.82%
Return on Average Assets (annualized)			0.62%			0.60%
Return on Average Equity (annualized)			5.43%			4.97%

(1)	Excludes tax effect of $9,827,000 and $2,437,000 on non-taxable investment security income for the year to date and quarter ended December 31, 2009, respectively.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification
(Unaudited - $ in thousands)

	Loans Receivable, Gross			% Change	% Change
	Balance	Balance	Balance	From	From
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008
Glacier	$942,254	950,000	982,098	-1%	-4%
Mountain West	957,451	971,240	971,468	-1%	-1%
First Security	566,713	574,371	573,228	-1%	-1%
1st Bank	296,913	299,095	326,381	-1%	-9%
Western	323,375	332,709	361,261	-3%	-10%
Big Sky	270,970	283,110	293,626	-4%	-8%
Valley	187,283	188,221	199,085	0%	-6%
First National	153,058	-	-	n/m	n/m
Citizens	166,049	172,769	162,133	-4%	2%
First Bank - MT	117,017	123,846	116,122	-6%	1%
San Juans	149,162	150,889	144,791	-1%	3%
Total	$4,130,245	4,046,250	4,130,193	2%	0%

	Land, Lot and Other Construction Loans			% Change	% Change
	Balance	Balance	Balance	From	From
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008
Glacier	$165,734	164,448	204,479	1%	-19%
Mountain West	217,078	238,268	249,916	-9%	-13%
First Security	71,404	73,432	95,960	-3%	-26%
1st Bank	36,888	39,218	41,667	-6%	-11%
Western	32,045	37,887	45,457	-15%	-30%
Big Sky	71,365	73,944	81,869	-3%	-13%
Valley	14,704	15,450	17,918	-5%	-18%
First National	10,303	-	-	n/m	n/m
Citizens	13,263	21,816	14,827	-39%	-11%
First Bank - MT	1,010	5,804	4,507	-83%	-78%
San Juans	39,621	36,202	36,793	9%	8%
Total	$673,415	706,469	793,393	-5%	-15%

	Land, Lot and Other Construction Loans at 12/31/09
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$80,881	33,025	29,850	8,625	13,353	-
Mountain West	55,908	74,914	29,684	31,655	10,664	14,253
First Security	30,569	7,208	26,372	4,525	518	2,212
1st Bank	14,447	12,223	4,448	225	2,513	3,032
Western	16,309	7,823	5,159	587	1,914	253
Big Sky	22,909	18,882	9,925	1,992	8,420	9,237
Valley	2,597	5,867	4,513	159	349	1,219
First National	1,961	2,990	733	250	2,245	2,124
Citizens	2,868	2,633	2,652	506	655	3,949
First Bank - MT	-	65	820	-	-	125
San Juans	417	26,838	45	-	3,878	8,443
Total	$228,866	192,468	114,201	48,524	44,509	44,847

						Custom &
	Residential Construction Loans			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	From	From	Occupied	& Spec
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008	12/31/2009	12/31/2009
Glacier	$57,183	72,828	84,161	-21%	-32%	$9,762	47,421
Mountain West	57,437	63,572	100,289	-10%	-43%	23,606	33,831
First Security	19,664	15,981	19,910	23%	-1%	9,985	9,679
1st Bank	17,633	18,783	30,742	-6%	-43%	11,010	6,623
Western	2,245	3,709	6,993	-39%	-68%	1,830	415
Big Sky	20,679	27,803	28,356	-26%	-27%	3,169	17,510
Valley	5,170	5,380	8,265	-4%	-37%	4,222	948
First National	2,612	-	-	n/m	n/m	1,505	1,107
Citizens	13,211	16,705	17,909	-21%	-26%	6,619	6,592
First Bank - MT	234	179	1,384	31%	-83%	174	60
San Juans	13,811	13,549	11,425	2%	21%	6,753	7,058
Total	$209,879	238,489	309,434	-12%	-32%	$78,635	131,244

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification (continued)
(Unaudited - $ in thousands)

	Single Family Residential Loans			% Change	% Change	1st	Junior
	Balance	Balance	Balance	From	From	Lien	Lien
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008	12/31/2009	12/31/2009
Glacier	$204,789	205,203	198,654	0%	3%	183,647	21,142
Mountain West	278,158	275,936	274,119	1%	1%	236,962	41,196
First Security	82,141	82,349	79,107	0%	4%	68,266	13,875
1st Bank	65,555	63,893	62,954	3%	4%	60,566	4,989
Western	50,502	45,764	56,789	10%	-11%	48,099	2,403
Big Sky	33,308	33,840	29,493	-2%	13%	29,482	3,826
Valley	66,644	65,261	70,935	2%	-6%	54,255	12,389
First National	19,239	-	-	n/m	n/m	16,150	3,089
Citizens	20,937	21,659	18,903	-3%	11%	18,695	2,242
First Bank - MT	10,003	10,592	10,341	-6%	-3%	8,536	1,467
San Juans	22,811	22,790	23,605	0%	-3%	21,305	1,506
Total	$854,087	827,287	824,900	3%	4%	745,963	108,124

	Commercial Real Estate Loans			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	From	From	Occupied	Occupied
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008	12/31/2009	12/31/2009
Glacier	$232,552	235,576	223,449	-1%	4%	117,243	115,309
Mountain West	230,383	212,865	180,215	8%	28%	164,625	65,758
First Security	224,425	223,756	192,352	0%	17%	150,733	73,692
1st Bank	64,008	66,924	67,249	-4%	-5%	54,852	9,156
Western	107,173	104,450	98,290	3%	9%	54,113	53,060
Big Sky	82,303	83,489	80,053	-1%	3%	50,699	31,604
Valley	48,144	48,202	46,850	0%	3%	31,353	16,791
First National	26,647	-	-	n/m	n/m	18,329	8,318
Citizens	55,660	53,424	53,813	4%	3%	42,786	12,874
First Bank - MT	18,827	13,772	17,397	37%	8%	12,597	6,230
San Juans	47,838	54,525	50,925	-12%	-6%	27,306	20,532
Total	$1,137,960	1,096,983	1,010,593	4%	13%	724,636	413,324

	Consumer Loans			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	From	From	Line of Credit	Consumer
	12/31/2009	9/30/2009	12/31/2008	9/30/2009	12/31/2008	12/31/2009	12/31/2009
Glacier	$162,723	161,416	170,713	1%	-5%	145,377	17,346
Mountain West	71,702	72,696	72,584	-1%	-1%	61,896	9,806
First Security	78,345	80,444	85,646	-3%	-9%	51,110	27,235
1st Bank	46,455	46,686	50,723	0%	-8%	17,575	28,880
Western	48,946	49,912	55,714	-2%	-12%	33,679	15,267
Big Sky	28,903	28,906	33,147	0%	-13%	25,569	3,334
Valley	24,625	25,753	25,802	-4%	-5%	15,938	8,687
First National	27,320	-	-	n/m	n/m	16,803	10,517
Citizens	29,253	28,276	28,633	3%	2%	22,872	6,381
First Bank - MT	7,650	7,699	7,251	-1%	6%	3,777	3,873
San Juans	14,189	13,935	12,204	2%	16%	12,439	1,750
Total	$540,111	515,723	542,417	5%	0%	407,035	133,076

n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary
(Unaudited - $ in thousands)

	Non-Performing Assets, Net of Govt. Guarantees			Non-	Accruing	Other
	By Loan Type			Accruing	Loans 90	Real Estate
	Balance	Balance	Balance	Loans	Days or More	Owned
	12/31/2009	9/30/2009	12/31/2008	12/31/2009	12/31/2009	12/31/2009
Custom & Owner Occupied Construction	$3,281	1,131	451	2,499	-	782
Pre-Sold & Spec Construction	29,580	39,812	21,903	20,849	420	8,311
Land Development	88,488	84,929	23,597	70,277	-	18,211
Consumer Land or Lots	10,120	12,092	1,511	6,161	54	3,905
Unimproved land	32,453	29,779	8,920	20,303	135	12,015
Developed Lots for Operative Builders	11,565	10,909	5,567	6,350	114	5,101
Commercial Lots	909	1,011	280	909	-	-
Other Construction	-	-	2,668	-	-	-
Commercial Real Estate	32,300	21,475	3,391	29,859	144	2,297
Commercial & Industrial	12,271	9,235	6,983	11,669	565	37
1-4 Family	30,868	24,615	6,666	22,596	2,750	5,522
Home Equity Line of Credits	6,234	5,539	1,807	4,711	1,183	340
Consumer	1,042	923	602	476	172	394
Other	2,027	1,555	107	1,622	-	405
Total	$261,138	243,005	84,453	198,281	5,537	57,320

	Accruing 30 - 89 Days Delinquent Loans and			Accruing	Non-Accrual &	Other
	Non-Performing Assets, Net of Govt. Guarantees by Bank			30-89 Days	Accruing Loans 90	Real Estate
	Balance	Balance	Balance	Delinquent	Days or More	Owned
	12/31/2009	9/30/2009	12/31/2008	12/31/2009	12/31/2009	12/31/2009
Glacier	$97,666	99,792	41,691	18,677	72,157	6,832
Mountain West	109,187	76,073	41,415	32,506	62,855	13,826
First Security	59,351	46,321	18,793	14,934	31,665	12,752
1st Bank	21,117	19,744	14,355	4,210	7,673	9,234
Western	9,315	8,917	3,364	1,796	3,295	4,224
Big Sky	31,711	26,941	10,978	5,280	17,908	8,523
Valley	2,542	1,638	2,855	1,783	679	80
First National	9,290	-	-	5,744	3,407	139
Citizens	5,340	5,653	5,080	1,910	1,873	1,557
First Bank - MT	800	538	563	608	39	153
San Juans	2,310	994	146	43	2,267	-
Total	$348,629	286,611	139,240	87,491	203,818	57,320

					Provision for
				Provision	the Year	ALLL
	Allowance for Loan and Lease Losses			for Year	Ended 12/31/09	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
	12/31/2009	9/30/2009	12/31/2008	12/31/2009	Charge-Offs	12/31/2009
Glacier	$38,978	35,835	18,990	32,000	2.7	4.14%
Mountain West	37,551	32,686	15,982	50,500	1.7	3.92%
First Security	18,242	15,673	11,537	10,450	2.8	3.22%
1st Bank	10,895	10,038	6,012	10,800	1.8	3.67%
Western	8,762	8,020	7,062	3,200	2.1	2.71%
Big Sky	10,536	8,862	6,232	9,200	1.9	3.89%
Valley	4,367	4,132	3,581	1,200	2.9	2.33%
First National	1,679	-	-	1,683	420.8	1.10%
Citizens	4,865	4,064	2,721	2,800	4.3	2.93%
First Bank - MT	2,904	2,699	1,945	985	37.9	2.48%
San Juans	4,148	3,321	2,677	1,800	5.5	2.78%
Total	$142,927	125,330	76,739	124,618	2.1	3.46%

	Net Charge-Offs, Year-to-Date Period Ending			Charge-Offs	Recoveries
	12/31/2009	9/30/2009	12/31/2008	12/31/2009	12/31/2009
Glacier	$12,012	4,155	1,121	12,117	105
Mountain West	28,931	21,296	5,557	29,766	835
First Security	3,745	1,889	425	3,931	186
1st Bank	5,917	5,024	347	6,215	298
Western	1,500	1,342	282	1,896	396
Big Sky	4,896	4,370	600	5,433	537
Valley	414	349	127	457	43
First National	4	-	-	4	-
Citizens	656	532	302	683	27
First Bank - MT	26	31	17	57	31
San Juans	329	326	1	337	8
Total	$58,430	39,314	8,779	60,896	2,466